SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2002

BSD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Florida	0-27075	31-1586472

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

433 Plaza Real, Suite 275, Boca Raton, FL 33432

(Address of principal executive offices)

Registrant’s telephone number, including area code (561) 962-4194

2700 N. 29th Avenue, Suite 305, Hollywood, FL 33020

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     On July 12, 2001, Jeff Spanier was elected as a director, president, secretary and treasurer of Registrant and Marc Baker thereupon resigned as director and officer of Registrant. In connection with his resignation, Marc Baker returned to the Registrant for cancellation 6,750,000 shares of Registrant’s common stock.

     In connection with his serving as director and officer Jeff Spanier was issued 4,000,000 shares of Registrant’s common stock. Such shares are restricted and are subject to return to the Registrant under certain circumstances. As a result of the foregoing, Registrant has 5,893,600 shares of common stock outstanding. The shares held by Mr. Spanier represent 67.9% of the total issued and outstanding shares of common stock of Registrant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit 10.0 – Agreement between Registrant and Jeff Spanier relating to employment and restricted stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD SOFTWARE, INC.

By: s/ Jeff Spanier

July 16, 2002	Jeff Spanier, President

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